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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


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                                   FORM 10


                 GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF
                     THE SECURITIES EXCHANGE ACT OF 1934




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                          MERRY LAND PROPERTIES, INC.
            (Exact Name of Registrant as Specified in its Charter)




                  GEORGIA                            APPLIED FOR
       (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)            Identification Number)



          624 ELLIS STREET                              30901
          AUGUSTA, GEORGIA                           (Zip Code)
(Address of Principal Executive Offices)



      Registrant's telephone number, including area code (706) 722-6756


       Securities to be registered pursuant to Section 12(b) of the Act:


        TITLE OF EACH CLASS             NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED            EACH CLASS IS TO BE REGISTERED
         -------------------            ---------------------------

                NONE                                NONE
                ----                                ----

      Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock $.01 par value per share
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                                (Title of Class)








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                          MERRY LAND PROPERTIES, INC.

     Note: Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (each, Application of Safe Harbor for Forward-Looking Statements), do not apply to this Registration Statement on Form 10.


Form 10 Item No. and Heading

1.  Business                       Incorporated herein by reference to Exhibit
                                   10.1 pgs. 76-78.

2.  Financial Information          Incorporated herein by reference to Exhibit
                                   10.1 pgs. 84-88.

3.  Properties                     Incorporated herein by reference to Exhibit
                                   10.1 pgs. 78-80.

4.  Security Ownership of          Incorporated herein by reference to Exhibit
    Certain Beneficial Owners      10.1 page 90.
    and Management

5.  Directors and Officers         Incorporated herein by reference to Exhibit
                                   10.1 pgs. 88-89.

6.  Executive Compensation         Incorporated herein by reference to Exhibit
                                   10.1 page 90.

7.  Certain Relationships and      Incorporated herein by reference to Exhibit
    Related Transactions           10.1 pgs. 80-83.

8.  Legal Proceedings              None.

9.  Market Price of and Dividends  Incorporated herein by reference to Exhibit
    on the Registrant's Common     10.1 pgs. 20-21.
    Equity and Related
    Shareholder Matters

10. Recent Sales of Unregistered   Incorporated herein by reference to Exhibit
    Securities                     10.1 pgs. 76-77.

11. Description of Registrant's    Incorporated herein by reference to Exhibit
    Securities to be Registered    10.1 pgs. 83 and 90-92.

12. Indemnification of Directors   Incorporated herein by reference to Exhibit
    and Officers                   10.1 page 93.

13. Financial Statements and       Incorporated herein by reference to Exhibit
    Supplementary Data             10.1 pgs. F-21 - F-31.

14. Changes in and Disagreements   None.
    with Accountants on
    Accounting and Financial
    Disclosure








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15.     FINANCIAL STATEMENTS AND EXHIBITS

        (a)    HISTORICAL

               Report of Independent Public Auditors

               Combined Balance Sheets as of June 30, 1998 (Unaudited) and December 31, 1997 and 1996

               Combined Statements of Income and Equity for the six months ended June 30, 1998 and 1997
                (Unaudited and for the years ended December 31, 1997, 1996 and 1995

               Combined Statements of Cash Flows for the six months ended June 30, 1998 and 1997
                (Unaudited) and for the years ended December 31, 1997, 1996 and 1995

               Notes to Combined Financial Statements


               PRO FORMA

               Pro Forma Combined Financial Statements Basis of Presentation
                (Unaudited)

               Pro Forma Combined Balance Sheet as of June 30, 1998 (Unaudited)

               Notes to Pro Forma Combined Balance Sheet as of June 30, 1998
                (Unaudited)

               Pro Forma Combined Income Statement for the year ended December
                31, 1997 (Unaudited)

               Pro Forma Combined Income Statement for the six months ended
                June 30, 1998 (Unaudited)

               Notes to Pro Forma Combined Income Statements for the year ended
                December 31, 1997 and the six months ended June 30, 1998 (Unaudited)

        (b)    See Exhibits listed below.


             EXHIBIT                         DESCRIPTION
               NO.                           -----------
             -------

               3.1 Form of Articles of Incorporation of Merry Land Properties, Inc. (the "Company")
               3.2       Form of By-laws of the Company.
               4.1 Specimen certificate for common stock, $.01 par value per share of the Company*
              10.1 Equity Residential Properties Trust Registration Statement on Form S-4/A (excluding exhibits thereto), as filed with the Securities and Exchange Commission on September 4, 1998 (SEC File No. 333-61449)
              10.2       Agreement and Plan of Merger between Equity
                         Residential Properties Trust and Merry Land Investment Company, Inc. dated as of July 8, 1998 (Included as Appendix A to Exhibit 10.1)
              10.3 Form of 1998 Management Incentive Plan of the Company (Included as Appendix F to Exhibit 10.1)
              21.1       Subsidiaries of the Registrant.*
              27.1       Financial Data Schedule.*



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* To be filed by amendment

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                                  SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                MERRY LAND PROPERTIES, INC.


                                                By: /s/ Michael N. Thompson
                                                   --------------------------
                                                President and Chief Operating
Dated: September 4, 1998                        Officer
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